Exhibit 1.01

Arcimoto Conflict Minerals Report

2022

Arcimoto, Inc. (‘Arcimoto’) presents this Conflict Minerals Report for the year ended 31 December 2022 in accordance with Rule 13p-1 (the ‘Rule’) under the U.S. Securities Exchange Act of 1934 (the ‘Exchange Act’).

The Rule applies to companies required to file reports with the U.S. Securities and Exchange Commission (’SEC’) under Section 13(a) or 15(d) of the Exchange Act if any of the products they manufacture or contract to manufacture contain conflict minerals necessary to the functionality or production of the product (‘in-scope products’).

As defined by the content requirements of SEC Form SD, ‘conflict minerals’ include columbite-tantalite (‘coltan’), cassiterite, wolframite and/or gold or their derivatives, which are limited to tantalum, tin, and tungsten (each a ’3TG metal’). Please refer to the requirements of SEC Form SD for definitions of many of the terms used in this report, including ‘Covered Countries’ (Democratic Republic of Congo (‘DRC’) or an adjoining country).

COMPANY OVERVIEW

Arcimoto, Inc. is a start-up electric vehicle company based in Eugene, Oregon, with a mission to catalyze the shift to a sustainable transportation system. We believe this shift will happen only when we move away from oversized, overpriced, polluting vehicles to right-sized, ultra-efficient electric vehicles. Arcimoto designs and manufactures a technically advanced 3-wheel electric vehicle platform. This platform can be used as the foundation for many types of vehicles. Our product offerings built on this platform include general purpose two seat enclosed vehicles, roadsters, delivery vehicles, flatbeds, and rapid responders. We manufactured 336 vehicles in 2022.

We recently introduced the Mean Lean Machine e-bike. The development of this advanced leaning three wheeled e-bike platform started in 2020. Development of this platform is currently on hold however.

With the mission to deliver sustainable, right-sized transportation, Arcimoto is committed to developing and maintaining an ethical, and responsible supply-chain for the parts and materials in its vehicles. This is our third year performing supplier surveys for our Conflict Minerals Reports. Since many of our suppliers for innovative electric vehicle components are also startups, we have sought to introduce them to the importance of conflict minerals reporting. Arcimoto is proud to present its third Conflict Minerals Report for the 2022 fiscal year.

APPLICABILITY

Our products contain numerous components that may contain one or more 3TG metals. For example, tin is often used as a soldering material for electronic components, gold and tantalum are typically used in electronic components such as connectors or capacitors, and tungsten is added to increase the strength of gear teeth, bearings, and cages.

We conducted reasonable due diligence regarding the source and chain of custody of the conflict minerals in our products. Based on our efforts, we have reason to believe that some of the conflict minerals present in our supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or adjoining countries (collectively the “Covered Countries”). We are unable to determine with assurance the origin of all conflict minerals in our products at this time. For these reasons, we are required under the Rule to submit this Conflict Minerals Report (CMR) as an exhibit to Arcimoto’s Form SD.

REASONABLE COUNTRY OF ORIGIN INQUIRY

In accordance with the Rule, we carried out a Reasonable Country of Origin Inquiry (‘RCOI’) and due diligence process to determine the origin of the 3TG metals used in our in-scope products.

The smelters and refiners (’Smelters’) that produce 3TG metals and the mines from which the minerals are originally sourced are many steps away from Arcimoto in the supply chain. Therefore, we rely on our suppliers to provide information to support our due diligence efforts. In undertaking our RCOI, we conducted a targeted survey of our strategic direct material suppliers, utilizing the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”) version 6.22. We reviewed the collected CMRTs to identify suppliers’ respective risk levels, determine country of origin and/or sourcing from recycled or scrap sources, and determine if due diligence is required.

As a start-up company that does not yet need material in large volumes that warrant or necessitate supplier relationships with larger, sophisticated OEM suppliers, we often work with small and specialty suppliers, many of whom were not aware of conflict minerals requirements before our RCOI. As this is Arcimoto’s third filing and with numerous start-up suppliers, information provided by many of our direct suppliers is incomplete, and a number of our suppliers were unable to confirm the country-of-origin information for 3TG metals in their products.

RCOI Conclusion

Based on data collected from our suppliers for the year ended 31 December 2022, we have reason to believe that some 3TG metals contained in our products may originate from Covered Countries. As such, we have conducted due diligence as described below.

RESPONSIBLE MINERAL SOURCING

3TG metals come from many different Smelters in a complex and often opaque supply chain. Minerals are extracted from mines. Smelters then procure those minerals and process them into useable metals. These metals are then incorporated into components that go into the electric vehicles we produce.

We conduct due diligence to support our commitment to deliver sustainable transportation. We strive to source the materials that are used in our vehicles responsibly and to comply with all relevant disclosure regulations. Our objective is to ensure that none of the products or components we buy contain 3TG metals that have helped to fund conflict or contribute to serious human rights abuses as defined in the Organisation for Economic Co-operation and Development (‘OECD’) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) (‘OECD Due Diligence Guidance’).

Our process has been designed to comply with the Rule and interpretive guidance and to conform with the internationally recognized framework set out in the OECD Due Diligence Guidance.

DUE DILIGENCE DESIGN

Our due diligence process follows the five-step framework set out in the OECD Due Diligence Guidance. As we are just now ramping up our company’s manufacturing process, we are also at the beginning stages of designing, implementing, and improving our due diligence process.

Step 1: Establish strong company management systems

For Reporting Year 2022, Arcimoto has maintained the following company management systems regarding conflict minerals:

●	Conflict Minerals Policy. Arcimoto has developed and the Board has adopted a policy related to the sourcing of Conflict Minerals. The Policy has been posted at https://www.arcimoto.com/corporate-governance.

●	Control Systems. Arcimoto is implementing a process into our quality systems responsible for assessing components and products for 3TG.

●	Supplier Engagement. As we ramp up production, Arcimoto is changing the way in which we source components. Due to the relatively small quantities of parts, we have purchased to date, we have been required to source components through the “Aftermarket Divisions” of our suppliers, which typically do not fall under conflict mineral reporting requirements, and therefore, have little familiarity with them. As we increase production, we will be able to purchase parts and materials through the “OEM Divisions” of our suppliers, which are more accustomed to conflict mineral issues and reporting requirements. We will strive to enter into OEM agreements only with suppliers that commit to responsible sourcing and contractually agree to provide Arcimoto with an updated CMRT each year.

●	Maintain Records. Arcimoto uses our cloud storage system to retain relevant documents. All conflict minerals supplier responses and forms are uploaded into these information systems for easy reference. These records will be kept in accordance with our document retention policies for at least 5 years.

Step 2: Identify and assess risks in the supply chain

For direct suppliers indicating that they provide materials with tin, tantalum, tungsten, and gold, we initiate our RCOI process which includes: a request for a completed CMRT; follow-up and escalation for non-responsive suppliers; review of the CMRTs we receive; and determination if further actions are needed based on the supplier’s response. We conduct an iterative verification process on each supplier’s CMRT that we receive to uncover inconsistencies or risk in the supplier’s response.

We also actively worked with our suppliers to identify other entities in our supply chain that are further upstream than our direct suppliers. For reporting year 2022, we conducted this survey process with 27 of our direct material suppliers. We rely on these suppliers to provide us with information about the source of conflict minerals contained in the components supplied to us. Of note, our suppliers are reliant upon information provided to them by their suppliers, just as we are reliant on information supplied by our suppliers.

We work together with a specialist consultancy service provider, Responsible Trade LLC, to assist in tracking data, assessing risks, and preparing our reporting.

We have established a process to identify in-scope suppliers (as outlined in the Applicability section above).

Our direct suppliers are expected to extend a similar identification process to their own suppliers and cascade them down the supply chain until the origin of 3TG metals contained in the products supplied to us (either directly or indirectly) can be identified.

To the extent possible, we require our identified in-scope suppliers to report on their progress through the RMI CMRT, which we ask them to complete on an annual basis. The CMRT is designed to identify the Smelters from which any 3TG metals are sourced for each in-scope product we procure from them.

We engage with in-scope suppliers to raise awareness of our processes and requirements. We share best practice advice on how to complete the CMRT and provide a dedicated point of contact at Arcimoto to respond to suppliers’ questions regarding Conflict Minerals reporting. As we begin to incorporate Conflict Mineral contract clauses into supplier contracts, we will help our suppliers understand how to meet these requirements.

Step 3: Design and implement a strategy to respond to identified risks

Our strategy to respond to identified risks includes a range of measures that form part of our due diligence process.

We review supplier responses to the CMRT and follow up with suppliers to request clarification or more complete responses where necessary. If risks are identified, we engage with suppliers and request their commitment to corrective actions to manage these risks, including a commitment to improve data quality.

We have established a communication and escalation process to notify and engage, if required, our senior materials management where any potentially significant risks are identified.

When our in-scope suppliers identify Smelters within our supply chain that are RMAP (Responsible Minerals Assurance Process) Non-Conformant, we will ask them to encourage these Smelters to participate in the RMAP process. If our suppliers will not do so, we will begin considering alternate sourcing arrangements.

Step 4: Carry out independent third-party audits of Smelter due diligence practices

We do not have direct relationships with Smelters with respect to 3TG. We do not directly purchase raw minerals, ores, or 3TG metals. We are many steps removed from the mines and Smelters that supply the minerals, ores, and 3TG metals contained in our products.

We do not perform or direct Smelter audits of companies within our supply chain, but like many other companies, we rely upon the Responsible Minerals Initiative (RMI) RMAP for meeting Step 4. Please see Annex 1 for a list of Smelters, their conformance status and Country-of-Origin information.

Step 5: Report annually on supply chain due diligence

In accordance with the Rule and the OECD Due Diligence Guidance, this report is publicly available on our website.

DUE DILIGENCE RESULTS

We surveyed our 27 in-scope suppliers regarding their source and custody of 3TGs using the RMI’s CMRT. We received responses from 30%. These suppliers did not provide product-level responses to the RCOI, but rather reported in aggregate by company. As such, we do not know how many of the Smelters reported by these suppliers relate specifically to our supply chain. We rely on our direct suppliers to gather information about Smelters in our supply chain because we do not directly purchase raw minerals, ores, or 3TG metals.

These suppliers have reported to us 98% of RMI-recognized Smelters in the world. However, we do not believe that all of these facilities are contributing to the production of Arcimoto vehicles. The potential over-reporting of Smelters is a function of our products containing components several steps removed from the 3TG processing facilities and of intermediate suppliers failing to provide customer- or product-specific CMRTs to our direct suppliers.

Efforts to Determine Mine or Location of Origin

We requested that our suppliers complete the CMRT, which includes the completion of all necessary Smelter identification information. This information will enable the validation of these Smelters as well as the tracing of the 3TGs to their location of origin. We have determined that seeking this information regarding Smelters in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

Responses from our suppliers confirmed that there remain significant challenges in finding information about the country of origin of 3TG metals and the Smelters from which 3TG metals were sourced, as this information is often unavailable, incomplete, or potentially erroneous. We will continue engaging with suppliers to improve the completeness and quality of information they provide to us.

CONTINUOUS IMPROVEMENT EFFORTS TO MITIGATE RISK

We are taking a range of steps to enhance the due diligence process and further mitigate any risk that Conflict Minerals used in the company’s products may benefit armed groups.

We are in the process of implementing legal and contractual mechanisms to obligate our suppliers to comply with relevant regulations.

Arcimoto aims to ensure minerals used in our supply chain do not fund conflict or contribute to gross human rights abuses. At the same time, Arcimoto desires to continue supporting local economies in Conflict-Affected and High-Risk Areas, including the Covered Countries, by allowing the use of materials from those areas that have been processed by Smelters verified by third-party assurance programs, such as the RMI RMAP.

Arcimoto will continue to improve our conflict minerals program by:

●	Including Conflict Minerals clauses in supplier contracts and requiring suppliers to conduct due diligence to identify the origin of 3TG metals in purchased components or products, and to ensure that the 3TG elements do not originate from a source that finances or benefits armed groups, directly or indirectly.

●	Encouraging suppliers to implement a Conflict Minerals policy and report their source and custody of conflict minerals or improve their existing Responsible Minerals program.

●	Improving the completeness and quality of information provided by suppliers, particularly in relation to the identification of Smelters and the country of origin of 3TG metals and in providing CMRT information on Smelters at the product level.

●	Seeking our suppliers’ commitment to implement further improvements in relation to due diligence processes, including asking them to reach out to RMAP non-conformant Smelters identified as being within our supply chain to either encourage them to undergo a RMAP audit or remove them from the supply chain.

Annex 1

LIST OF SUPPLIER-REPORTED SMELTERS

This table lists the Smelters identified through supplier CMRT responses for the year ended December 31, 2022, that were classified by the RMI as RMAP Conformant on January 3, 2023.

Metal	Smelter CID	Smelter Name	Country
Gold	CID002763	8853 S.p.A.	ITALY
Gold	CID002920	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	CID003185	African Gold Refinery	UGANDA
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	CID002760	Albino Mountinho Lda.	PORTUGAL
Gold	CID003500	Alexy Metals	UNITED STATES OF AMERICA
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND
Gold	CID000082	Asahi Pretec Corp.	JAPAN
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA
Gold	CID003461	Augmont Enterprises Private Limited	INDIA
Gold	CID000113	Aurubis AG	GERMANY
Gold	CID002863	Bangalore Refinery	INDIA
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CID000157	Boliden AB	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
Gold	CID003421	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND
Gold	CID003382	CGR Metalloys Pvt Ltd.	INDIA
Gold	CID000233	Chimet S.p.A.	ITALY
Gold	CID000264	Chugai Mining	JAPAN
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	CID003348	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	CID003663	Dongwu Gold Group	CHINA
Gold	CID000401	Dowa	JAPAN
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	CID003487	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	CID003488	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	CID003489	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	CID003490	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	CID002584	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	CID002852	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	CID003641	Gold by Gold Colombia	COLOMBIA
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA

Metal	Smelter CID	Smelter Name	Country
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	CID002312	Guangdong Jinding Gold Limited	CHINA
Gold	CID000694	Heimerle + Meule GmbH	GERMANY
Gold	CID000711	Heraeus Germany GmbH Co. KG	GERMANY
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	CID002587	Industrial Refining Company	BELGIUM
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	CID002763	8853 S.p.A.	ITALY
Gold	CID002920	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	CID003185	African Gold Refinery	UGANDA
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	CID002760	Albino Mountinho Lda.	PORTUGAL
Gold	CID003500	Alexy Metals	UNITED STATES OF AMERICA
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND
Gold	CID000082	Asahi Pretec Corp.	JAPAN
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA
Gold	CID003461	Augmont Enterprises Private Limited	INDIA
Gold	CID000113	Aurubis AG	GERMANY
Gold	CID002863	Bangalore Refinery	INDIA
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CID000157	Boliden AB	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
Gold	CID003421	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND
Gold	CID003382	CGR Metalloys Pvt Ltd.	INDIA
Gold	CID000233	Chimet S.p.A.	ITALY
Gold	CID000264	Chugai Mining	JAPAN
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	CID003348	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	CID003663	Dongwu Gold Group	CHINA
Gold	CID000401	Dowa	JAPAN
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	CID003487	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	CID003488	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	CID003489	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	CID003490	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	CID002584	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	CID002852	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	CID003641	Gold by Gold Colombia	COLOMBIA
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	CID002312	Guangdong Jinding Gold Limited	CHINA
Gold	CID000694	Heimerle + Meule GmbH	GERMANY
Gold	CID000711	Heraeus Germany GmbH Co. KG	GERMANY
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	CID002587	Industrial Refining Company	BELGIUM
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

Metal	Smelter CID	Smelter Name	Country
Gold	CID002562	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	CID000814	Istanbul Gold Refinery	TURKEY
Gold	CID002765	Italpreziosi	ITALY
Gold	CID000823	Japan Mint	JAPAN
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	CID003497	K.A. Rasmussen	NORWAY
Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	CID000957	Kazzinc	KAZAKHSTAN
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID003463	Kundan Care Products Ltd.	INDIA
Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	CID002762	L’Orfebre S.A.	ANDORRA
Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	CID002606	Marsam Metals	BRAZIL
Gold	CID001113	Materion	UNITED STATES OF AMERICA
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	CID003548	MD Overseas	INDIA
Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	CID003557	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	CID001352	MKS PAMP SA	SWITZERLAND
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	CID002282	Morris and Watson	NEW ZEALAND
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	CID001498	PX Precinox S.A.	SWITZERLAND
Gold	CID003324	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS
Gold	CID001534	Royal Canadian Mint	CANADA
Gold	CID002761	SAAMP	FRANCE
Gold	CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	CID002973	Safimet S.p.A	ITALY
Gold	CID002290	SAFINA A.S.	CZECHIA
Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	CID003529	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	CID003540	Sellem Industries Ltd.	MAURITANIA

Metal	Smelter CID	Smelter Name	Country
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	CID001916	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	CID002525	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	CID002750	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	CID002588	Shirpur Gold Refinery Ltd.	INDIA
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	CID003383	Sovereign Metals	INDIA
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID001810	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	CID002580	T.C.A S.p.A	ITALY
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	CID002003	Valcambi S.A.	SWITZERLAND
Gold	CID003615	WEEEREFINING	FRANCE
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

This table lists the Smelters identified through supplier CMRT responses for the year ended December 31, 2022, that were classified by the RMI on January 3 as Actively working toward achieving conformance with the RMAP audit protocols.

Metal	Smelter CID	Smelter Name	Country
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY
Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA

This table lists the Smelters identified through supplier CMRT responses for the year ended December 31, 2022, that were neither classified by the RMI on January 3, 2023, as being conformant with the RMAP audit protocols nor actively working toward achieving conformance with the RMAP audit protocols. These smelters are generally referred to as “Not Conformant” even though the RMI itself does not use this label.

Metal	Smelter CID	Smelter Name	Country
Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	CID000180	Caridad	MEXICO
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	CID003186	Gold Coast Refinery	GHANA
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	CID000778	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	CID002893	JALAN & Company	INDIA
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	CID000493	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	CID001032	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	CID002857	Modeltech Sdn Bhd	MALAYSIA
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF
Gold	CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	CID002872	Pease & Curren	UNITED STATES OF AMERICA
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	CID002853	Sai Refinery	INDIA
Gold	CID001562	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	CID001955	Torecom	KOREA, REPUBLIC OF
Gold	CID003617	Value Trading	BELGIUM
Gold	CID002100	Yamakin Co., Ltd.	JAPAN
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tin	CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CID001305	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	CID003409	Precious Minerals and Smelting Limited	INDIA
Tin	CID003449	PT Mitra Sukses Globalindo	INDONESIA
Tin	CID001460	PT Refined Bangka Tin	INDONESIA
Tin	CID002816	PT Sukses Inti Makmur	INDONESIA
Tin	CID002478	PT Tirus Putra Mandiri	INDONESIA
Tin	CID002756	Super Ligas	BRAZIL

Metal	Smelter CID	Smelter Name	Country
Tin	CID001898	Thaisarco	THAILAND
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	CID003401	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	CID003408	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	CID002567	Sudan Gold Refinery	SUDAN
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA
Tantalum	CID002549	TANIOBIS Japan Co., Ltd.	JAPAN
Tin	CID002774	Aurubis Berango	SPAIN
Tin	CID003831	DS Myanmar	MYANMAR
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	CID003978	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF

COUNTRY OF ORIGIN INFORMATION

The following countries of origin were identified based on the Smelters reported in suppliers’ CMRT responses for the year ended 31 December 2022 and may be the origin of the material in our products.

Country	Country	Country
Argentina	Guatemala	Peru
Armenia	Guinea	Philippines
Australia	Guyana	Portugal
Austria	Honduras	Russian Federation
Azerbaijan	India	Rwanda
Benin	Indonesia	Saudi Arabia
Bolivia	Japan	Senegal
Botswana	Kazakhstan	Sierra Leone
Brazil	Kenya	Slovakia
Burkina Faso	Kyrgyzstan	South Africa
Burundi	Lao People’s Democratic Republic	South Korea
Canada	Liberia	Spain
Chile	Malaysia	Sudan
China	Mali	Suriname
Colombia	Mauritania	Swaziland
Congo, Democratic Republic of the	Mexico	Sweden
Côte d’Ivoire	Mongolia	Tanzania
Dominican Republic	Morocco	Thailand
Ecuador	Mozambique	Turkey
Egypt	Myanmar	Uganda
Eritrea	Namibia	United Kingdom
Ethiopia	New Zealand	United States of America
Fiji	Nicaragua	Uzbekistan
Finland	Niger	Venezuela
France	Nigeria	Vietnam
French Guiana	Oman	Zambia
Germany	Panama	Zimbabwe
Ghana	Papua New Guinea